UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2018

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-237751
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ronald Phillips, director of Rhino GP LLC (“Rhino GP”), the general partner of Rhino Resource Partners LP (“Rhino” or the “Partnership”), has announced his resignation from the board of directors of Rhino GP as of January 30, 2018. Mr. Phillips’ decision to resign from the board was not the result of any disagreement with the Partnership.

On January 31, 2018, Royal Energy Resources, Inc. (“Royal”) appointed Richard A. Boone as its chief executive officer and principal executive officer. Royal is the whole owner of Rhino GP and owns the majority of the Partnership’s common and subordinated units. Mr. Boone also serves as chief executive officer of Rhino GP. In connection with Mr. Boone’s employment, Royal and Mr. Boone entered into an employment agreement with an effective date of January 1, 2018 which provided for a base salary of $50,000 per annum, and that Mr. Boone would be expected to allocate his business time to Royal and Rhino in proportion to the base salary he is paid by each entity. At the same time, Mr. Boone’s employment agreement with Rhino GP was amended to allow him to serve as Royal’s chief executive officer.

On January 31, 2018, Royal appointed Wendell S. Morris as its chief financial officer and principal financial officer. Mr. Morris also serves as chief financial officer of Rhino GP. In connection with Mr. Morris’s employment, Royal and Mr. Morris entered into an employment agreement with an effective date of January 1, 2018 which provided for a base salary of $25,000 per annum, and that Mr. Morris would be expected to allocate his business time to Royal and Rhino in proportion to the base salary he is paid by each entity. At the same time, Mr. Morris’s employment agreement with Rhino GP was amended to allow him to serve as Royal’s chief financial officer.

On January 31, 2018, Royal appointed Whitney Kegley as its general counsel and secretary. Ms. Kegley also serves as general counsel and secretary of Rhino GP. In connection with Ms. Kegley’s employment, Royal and Ms. Kegley entered into an employment agreement with an effective date of January 1, 2018 which provided for a base salary of $15,000 per annum, and that Ms. Kegley would be expected to allocate her business time to Royal and Rhino in proportion to the base salary she is paid by each entity. At the same time, Ms. Kegley’s employment agreement with Rhino GP was amended to allow her to serve as Royal’s general counsel and secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner

Dated: February 5, 2018	By:	/s/ Whitney C. Kegley
	Name:	Whitney C. Kegley
	Title:	Vice President, Secretary and General Counsel